THIS LAND SALE AGREEMENT dated April 30, 2006

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BETWEEN

1229068 ALBERTA LTD. (o/a PHOENIX VENTURES)
(hereinafter referred to as the "Vendor")

OF THE FIRST PART

- and –

FIC INVESTMENTS USA CORP.
(hereinafter referred to as the "Purchaser")

OF THE SECOND PART

WHEREAS the Purchaser entered into a purchase contract dated March 30th, 2006 (the "Purchase Contract") in which the Purchaser agreed to purchase Lot 1, Block A, Plan 052 4293 (the "Lands") from the Vendor at a purchase price of ONE MILLION TWO HUNDRED FIFTY THOUSAND ($1,250,000.00) DOLLARS (the "Purchase Price"); (1)

AND WHEREAS the parties desire to conclude the purchase as of the date hereof in accordance with the terms and provisions hereinafter provided;

NOW THEREFORE the parties covenant and agree with each other as follows:

Purchase of Lands

1. The parties agree to complete the sale of the Lands on or before April 30, 2006 by the Vendor delivering to the Purchaser's solicitor a registerable transfer of the Lands and by he Purchaser delivering to the Vendor's solicitor the balance of the Purchase Price over and above the deposits (as adjusted) in certified funds or solicitor's trust cheque. The Vendor's solicitor shall continue to hold such funds in trust, to be released only in accordance with the terms of this Agreement.

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2. The parties acknowledge that the Vendor has various obligations concerning the servicing and development of the Lands which will continue past the date hereof, such obligations being set forth in Schedule "B" attached hereto. The parties agree that the Vendor shall have access to the Lands to complete such obligations and the Purchaser agrees to provide its cooperation. In addition, the Vendor shall have continued access to the Lands to complete the fencing of the property in the manner as has been disclosed to the Purchaser.

3. The Purchaser acknowledges that the Lands will be subject to the Architectural Guidelines as are attached hereto as Schedule "C" and that the Purchaser shall take title to the Lands subject to a registration to reflect such guidelines.

Subdivision

4. To allow the Lands to be subdivided into Eight (8) lots in accordance with the subdivision plan attached hereto as Schedule "A" as quickly as possible, it is agreed that title to the Lands will remain in the name of the Vendor as trustee only for the Purchaser, the Purchaser being the sole beneficial owner of the Lands as and from April 30, 2006.

5. In connection with subdivision, it is agreed that:

   (a) on behalf of the Purchaser, the Vendor shall use all reasonable commercial efforts to cause the subdivision of he Lands into Eight (8) lots in accordance with the preliminary plan attached hereto as Schedule "A" on an expedited basis and no later than June 30, 2006; and

   (b) to allow the subdivision to proceed on an expedited basis, the Purchaser agrees not to register its transfer or any caveat reflecting the Purchaser's ownership prior to June 30, 2006.

6. Provided that subdivision occurs prior to June 30, 2006, the Vendor shall provide the Purchaser with a registerable transfer of each of the Eight (8) lots. The Purchaser shall forthwith submit such transfers for registration and, unless transfers are not registerable due to the form of the transfer provided, sale proceeds shall be released from trust Ten (10) business days thereafter and delivered by the Vendor's solicitor to the Purchaser. Upon registration of title to each of the lots in the name of the Purchaser, the sale proceeds shall be released from trust and delivered by the Vendor's solicitor to the Vendor.

Mutual Option

7. If subdivision does not occur and the lot transfers cannot be provided to the Purchaser by June 30, 2006 then the Purchaser may, at its option, terminate the sale. All sale proceeds shall be returned to the Purchaser and the Purchaser shall provide a release of any further claims or rights in and to the Lands.

Waiver of Condition

8. Each of the parties hereto removes and waives the condition contained in the Purchase Contract that subdivision occur by May 1, 2006 and agrees that subdivision is to be governed by the provisions of this Agreement. Other than as altered by this Agreement, the Purchase Contract shall remain in full force and effect. For greater certainty, as provided in the Purchase Contract, permitted encumbrances shall include caveats protecting the Homeowners' Association, Restrictive Covenant and the Architectural Guidelines, such caveats to be registered prior to the lots being transferred to the Purchaser.

GST

9. As the Purchase Price is exclusive of GST, if the Purchaser is not a GST registrant, the Purchaser shall remit the GST to the Vendor's solicitor along with the Purchase Price.

Assignment

10. The Purchaser represents and warrants it has all of the rights and interests of the Purchaser under the Purchase Contract and that it shall be able to take title to the Lands under the provisions of the foreign ownership of lands regulations.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date and year first above written.

1229068 ALBERTA LTD.	FIC INVESTMENTS USA CORP.
Per: ____________________	Per: ____________________

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REGISTERED OWNERS

BLACKHAWK DEVELOPMENTS LTD.

NORTH ALBERTA LAND REGISTRATION DISTRICT

PLAN NO.______

ENTERED AND REGISTERED

ON ______

INSTRUMENT NO. ______

A.D. REGISTRAR N.A.L.R.D.

PRELIMINARY DECEMBER 7, 2005

THE ESTATES AT BLACKHAWK PHASE II

PLAN SHOWING SURVEY OF

SUBDIVISION

OF

LOT 1 BLOCK A PLAN 052-4293

WITHIN

N.W.1/4 SEC.7 TWP.51 RGE.25 W4th MER.

PARKLAND COUNTY ALBERTA

2005

SCALE 1:1000

L. CHAD FINNER, A.L.S.


DETAIL
BLACK HAWK ROAD
100 MR
101 MR
50
43
PRELIMINARY
DECEMBER 7, 2005
BLACK HAWK ROAD
100 MR
101 MR
SEE DETAIL
ROAD
LOT 1 BLOCK A PLAN 052-4293
BLOCK 1
101 MR
DRIVE
HAWK
BLACK
LOT 8
PLAN 012-1107

LEGEND:

AREA TO BE REGISTERED SHOWN THUS ______ AND CONTAINS 4.057 Hectares

SUBDIVISION AUTHORITY

PARKLAND COUNTY

ALBERTA LAND SURVEYOR

L. CHAD FINNER

NORTHLAND SURVEYS

PRELIMINARY DECEMBER 7, 2005

SCHEDULE "A"